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                                                                    EXHIBIT 99.1
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                              Company Contact:              Reynald G. Bonmati
                                                            President
                                                            914-694-2285

                              Investor Relations Contact:   Sue Yeoh
                                                            Lippert/Heilshorn
                                                            212-838-3777

                            NORLAND MEDICAL SYSTEMS, INC.
                                ANNOUNCES RESTATEMENT


WHITE PLAINS, NY, MARCH 16, 1998 -- NORLAND MEDICAL SYSTEMS, INC. (NASDAQ:NRLD) announced today that the Company will restate its revenues downward for the fourth quarter of 1996 and for the first, second and third quarters of 1997. Based on work completed to date, the Company estimates that 1996 revenues will be reduced by approximately $950,000 and that aggregate revenues for the first three quarters of 1997 will be reduced by approximately $4,700,000. Based on these estimated reductions in revenue, and using an average gross margin of approximately 40% for the periods of restatement, the Company estimates that 1996 pre-tax income will be reduced by approximately $400,000 and that aggregate pre-tax income for the first three quarters of 1997 (excluding non-recurring charges) will be reduced by approximately $1,900,000. The Company also estimates that aggregate 1997 revenues will be approximately $20,400,000.

          Based upon the above estimates, revenues for the fourth quarter of 1996 and for each of the four quarters of 1997 would be $4,125,000, $4,500,000, $4,950,000, $5,300,000 and $5,650,000, respectively. The Company expects the release of additional and more definitive information in its Form 10-K for 1997 which is due to be filed by March 31.

          The Company's decision to restate its financial statements for the periods indicated is the result of changes in the timing of the recognition of certain revenues, primarily from certain transactions with dealers. Following a review by the Company, it was determined that these transactions should have been treated as bill and hold arrangements. Under applicable bill and hold criteria, the Company did not have all of the documentation necessary to support the recognition of revenues at the times initially recorded, and, therefore, the recognition of revenues should have been deferred. The Company's Board of Directors and management in consultation with its independent auditors are considering appropriate new procedures and other actions to ensure that the Company's practices are in full compliance with applicable revenue recognition requirements.

          The information in this release with respect to the estimated amounts of the restatement and of 1997 revenues constitutes forward looking information within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by


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that Act.  The actual amounts of restated revenues and of  total 1997 revenues are subject to the completion of the restated financial statements and the 1997 audit.

          Norland Medical Systems, Inc. develops, manufactures, sells, and services a wide range of bone densitometers used to assess bone mineral content and density, one of several factors used by physicians in the diagnosis and monitoring of bone disorders, particularly osteoporosis, a disease that affects more than 2.5 million Americans, 80% of whom are women. Driven by the availability of new treatments for bone-related disorders, Norland is focusing on bringing affordable, state-of-the-art diagnostic technology directly into the physician's office in order to address a number of women's healthcare problems. The Company also has rights to distribute medical diagnostic products developed by Stratec Medizintechnik GmbH, Schick Technologies, Inc. and IMRO, Inc.

                                         ###

          "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE RESULTS OF RESEARCH AND DEVELOPMENT EFFORTS, THE DEVELOPMENT, APPROVAL AND ACCEPTANCE OF NEW THERAPIES FOR OSTEOPOROSIS AND OTHER BONE DISORDERS, CHANGES IN GOVERNMENT AND THIRD PARTY REIMBURSEMENT PROGRAMS, THE EFFECT OF REGULATION BY THE UNITED STATES FOOD AND DRUG ADMINISTRATION (FDA) AND OTHER AGENCIES, THE IMPACT OF COMPETITIVE PRODUCTS, PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL CHANGES AND DIFFICULTIES, THE RESULTS OF FINANCING EFFORTS, THE EFFECT OF THE COMPANY'S ACCOUNTING POLICIES, AND OTHER RISKS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.